                                                                      EX-99.p.5.

                                                        For internal use only

AM Global Personal Trading Policy

Valid from           April 2006
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Author               Legal & Compliance
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Reference            Revised AM Global Personal Trading Policy
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Replaces             Previous Global Personal Trading Policy
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Scope/Recipients     All Asset Management Staff
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Introduction

This Global Personal Trading Policy and any relevant local supplement  (referred to throughout as the "Policy") establishes rules of conduct for all employees of the Asset Management  division of Credit Suisse ("AM") when conducting  personal
investment   activities  and  supersedes  all  previously  issued  policies  and directives on this subject. Please ensure that you read and fully understand how this Policy applies to your activities. If you have any questions please contact your local Legal and  Compliance  Department  ("Local  LCD").  Violation of this
Policy may be grounds for disciplinary  action,  including  dismissal and, where appropriate,  referral to relevant  government  authorities and  self-regulatory organizations. Any circumvention of this Policy will be treated as a violation.

I. Definitions

For purposes of this Policy:

     o    the term  "Employees"  shall  include:  (i) any  employee  of AM; (ii)
          full-time  consultants,  full-time contractors and long-term temporary workers on more than a six-month  assignment;  (iii) any other  person designated in the sole discretion of Local LCD; and (iv)  non-employee directors of AM, or its affiliated sub-advisers, if any;

     o    the term "security"  shall include any security,  including a security issued by any  collective  investment  vehicle or fund,  as well as an option to  purchase  or sell,  any  security  that is  convertible  or exchangeable  for, and any other derivative  interest  relating to the security;  "security"  shall exclude  commodities and foreign currency exchange contracts;

     o    the terms  "purchase" and "sale" of a security  shall  include,  among other things, the writing of an option to purchase or sell a security;

     o    the term "Credit Suisse client" shall include all advisory  clients of the Employee's local Credit Suisse office, including (i) funds advised by the office;  and (ii) funds sub-advised by the office to the extent that the local AM office renders discretionary investment advice.

     o    the term "Employee  account" includes any account in which an Employee has a direct or indirect financial interest (by contract, arrangement, understanding,  relationship or otherwise) or has the power,  directly or  indirectly,  to make or influence  investment  decisions.  For the purposes  of the Policy,  each  Employee is deemed to have a direct or indirect financial interest in the following additional accounts:

          o    accounts of the Employee's  spouse,  partner,  minor children and other family members residing in the Employee's  household (each, a "Family Member");

          o    accounts of any investment club in which the Employee or a Family
               Member participates;

          o    accounts of any corporation, limited liability company or similar entity the  management or policies of which are controlled by the
               Employee   or  a  Family   Member  or  accounts  of  any  limited
               partnership of which the Employee or a Family Member is a general partner; and

          o    accounts  of  any  trust  of  which  the   Employee  is  trustee,
               beneficiary or settlor.

The above list of accounts is meant to be a representative list and is not meant to be exhaustive.

II. Statement of General Principles

In  conducting  personal  investment  activities,  all Employees are required to comply  with all  applicable  laws and  regulations  and the  following  general fiduciary principles:

     o    the interests of Credit Suisse clients must always be placed first;

     o    Employees may not knowingly engage in any transaction with a client of
          Credit Suisse;

     o    all  personal  securities  transactions  must be  conducted  in such a manner as to avoid any  actual,  potential  or  perceived  conflict of interest  or any  abuse  of an  individual's  position  of  trust  and responsibility;

     o    Employees must not take  inappropriate  advantage of their position or information that they have received or to which they have access; and

     o    personal  trading  must not take  too much of the  Employee's  time or otherwise  interfere with the Employee's ability to fulfill his or her job  responsibilities in the judgment of the Employee's manager or the
          AM Local Management Committee.

AM has designed  separate policies and procedures in order to detect and prevent insider trading (see Global  Compliance  Policy-  Prohibition of Insider Trading
and any local  supplement),  and governing  directorships  and outside  business activities (see Policy on Directorships and Secondary  Occupations  (Policy No.:
W-0004)), which should be read together with this Policy. For example, Employees who manage or provide  analysis for funds may not trade or recommend that others trade in  shares  of the  funds  while in  possession  of  material,  non-public information  regarding  such funds.  Nothing  contained in this Policy should be interpreted  as relieving any Employee from the  obligation to act in accordance with any applicable  law, rule or regulation or any other statement of policy or procedure to which he or she is subject.

III. Mutual Funds and Other Regulated Collective Investment Schemes

Employees are not required to pre-clear  trades in shares of mutual funds (i.e., open-end funds) and other regulated collective investment schemes not advised by
AM (or an affiliate), but must report all trades and holdings as described below in Section VIII. Trades in shares of such funds,  other than money market funds, are subject to the Short-Term Trading Prohibition set forth in Section VII.A.

IV. Trading Accounts

All Employee accounts will be subject to monitoring by Local LCD. Each Local LCD will determine  whether Employee  accounts must be maintained at an affiliate of
Credit Suisse or at an unaffiliated entity. No Employee shall open or maintain a numbered  account or an account under an alias without the express prior written approval of Local LCD.

V. Pre-Clearance Requirements

Employees must pre-clear trades of the securities set forth below with Local LCD for each Employee account (Attachment B is a form to request such approval).  If clearance is given for a  transaction  and such  transaction  is not effected on that business day, a new pre-clearance request must be made.

Securities Subject to the Pre-Clearance Requirement:

Equities

     o common stock;
     o preferred stock; and
     o rights and warrants.

Options on single individual  securities (subject to the rules herein on the use of options)

     o puts; and
     o calls.

Bonds

     o    non-investment  grade debt securities (i.e., "junk bonds"),  including unrated debt securities of equivalent "junk" quality;
     o    debt securities (investment grade or non-investment grade) convertible into equity securities;
     o    municipal debt securities  (investment grade or non-investment grade);
          and
     o    mortgage-backed and other asset-backed securities.

Futures

     o    Narrow-based Index Futures (i.e., sector Index Futures)

Funds

     o    closed-end  fund  shares  traded  on an  exchange  or other  secondary market;
     o    open-end  funds  advised  by AM or an  affiliate;  provided  that  the purchase  of shares  of a mutual  fund  advised  by AM in an amount of
          $2500 or less need not be pre-cleared;
     o    narrow-based  indices and  narrow-based  ETFs  (e.g.,  sector-specific indices); and
     o    private funds, limited partnerships, unregulated collective investment schemes and similar  vehicles.  (Please note special  requirements set forth below in Section VII.E.)

Please note that  certain  securities  may be subject to a restricted  list,  in which case purchases and/or sales may be prohibited.

Transactions Exempt from the Pre-Clearance Requirement:

     o    purchases and sales of shares of mutual funds (i.e.,  open-end  funds)
          not advised by AM (or an  affiliate)  and other  regulated  collective investment schemes;

     o    purchases and sales of broad-based  exchange-traded  funds (e.g.,  non sector-specific  indices,  including  but not  limited to, CAC 40, S&P
          500, SMI or DAX);

     o    purchases and sales of broad-based  index (e.g.,  non  sector-specific indices,  including  but not limited to, CAC 40, S&P 500,  SMI or DAX)
          futures,  options  on the  index,  or  warrants  and  options on these futures;

     o    purchases and sales of shares of closed-end  funds that are not traded on an exchange or other secondary market;

     o    purchases and sales of fixed income securities  issued,  guaranteed or sponsored  by a  government  member of the  Organization  of  Economic
          Co-Operation and Development ("OECD");

     o    purchases and sales of investment  grade debt (other than as described immediately  above) with a transaction  value (at time of purchase) of less than $250,000;

     o    purchases  that are part of an  automatic  purchase  plan,  such as an automatic dividend reinvestment plan or a plan to purchase a number of shares per month;

     o    purchases and sales that are  involuntary on the part of Employees and
          Credit Suisse clients (e.g.,  stock splits,  tender offers,  and share buy-backs);

     o    acquisitions of securities through inheritance;

     o    purchases  and sales in any  account  over  which an  Employee  has no direct or indirect influence or control over the investment or trading of the account (e.g., an account  managed on a discretionary  basis by an outside portfolio manager, including a "Blind Trust");

     o    purchases by the  exercise of rights  offered by an issuer pro rata to all  holders of a class of its  securities,  to the  extent  that such rights were acquired from the issuer;

     o    purchases  of  securities  whereby the  acquisition  is a result of an entity converting from a mutual ownership to a stock ownership; and

     o    sales pursuant to tender offers by an issuer.

Please  note  that  all  securities  are  subject  to  the  Short-Term   Trading
Prohibition (Section VII.A.) and Reporting (Section VIII) Requirements.

VI.  Conflicts/Disclosure  of Interest No Employee may  recommend  to, or effect for, any Credit Suisse client,  any securities  transaction  without having disclosed to Local LCD his or her personal  interest (actual or potential), if any, in the issuer of the securities, including without limitation:

     o    any  ownership  or  contemplated  ownership  of any  privately  placed securities of the issuer or any of its affiliates;
     o    any employment, management or official position with the issuer or any of its affiliates;
     o    any present or proposed business relationship between the Employee and the issuer or any of its affiliates; and
     o    any additional  factors that may be relevant to a conflict of interest analysis.

Where the Employee has a personal  interest in an issuer, a decision to purchase or sell  securities  of the issuer or any of its  affiliates  by or for a Credit
Suisse client shall be subject to an independent review by Local LCD.

VII. Trading Prohibitions

Purchases  and  sales of  securities  that  are  exempt  from the  Pre-Clearance
Requirement are also exempt from VII.B-VII.J.

A.   Short-Term Trading In no event may an Employee make a purchase and sale (or sale and purchase) of a security, including shares of any (open-end) mutual fund or other  regulated  collective  investment  schemes (other than money market  funds)  within  the  number of days  after the date of the  initial purchase or sale as set forth in Appendix A-1 for Employees of an AM entity that is registered  as an  investment  adviser in the United States and A-2 for all other covered  Employees.  Local LCD, in its sole  discretion,  may extend this prohibition period for particular  securities and/or Employees.
     The Short-Term  Trading  prohibition  shall be  administered on a "First In
     First Out" basis.

Exemptions from Short-Term Trading Prohibition:

     o    Volitional  purchases or sales of shares of any (open-end) mutual fund or other regulated collective investment scheme made within 30 days of an  automatic  purchase  or  sale,  such  as a  periodic  purchase  or redemption plan.

Examples:  (1) Employee purchases shares of a fund twice a month in a retirement account pursuant to a "Dollar Cost Averaging  Automatic Purchase Plan." Employee
redeems  shares of the fund from  which he  purchased  shares  within  the prior month. Employee's redemption of the shares is exempt from the Short-Term Trading
Prohibition.  (2) Employee  invests in a fund (outside of an automatic  purchase program)  and  then  redeems  the  shares  within  30  days  of the  investment.
Employee's redemption is prohibited.

     o    Sales of a security at a significant  loss (generally at a loss of 30%
          or more) (only with approval of LCD).

B.   Side-by-Side  Trading  No  Employee  may  purchase  or  sell  (directly  or indirectly) any security if at the time of such purchase or sale:

     o    There is a "buy"  or  "sell"  order  pending  for an Asset  Management division client that has not yet been executed; or

     o    the  Employee  knows  (or  should  know)  that the  security  is being considered for purchase or sale by or for any Credit Suisse client.

Exemption from Side-by-Side Trading Prohibition:

     o    Transactions on the Side-by-Side/Blackout Period Exemption List, which may be  updated  from  time to  time.  Such  list  shall be based on a
          determination   that  neither  the  Employee   transaction,   nor  any
          transaction  by  Credit  Suisse  clients   (individually   or  in  the
          aggregate), would have a material impact on the price of the security.

C.   Blackout  Periods  Employees  are  prohibited  from trading in any security during each "blackout  period," which is the period from five business days
     (i.e.,  days on which the major  exchange(s)  in the  country of your local
     Credit Suisse office are open) before  through one business day after an AM client  trades in the  security.  Please note that,  if upon review of your pre-clearance  request or subsequent review of trades you are found to have executed  your trade  during the  blackout  period,  you may be required to unwind the trade,  donate any profits to charity or swap  execution  with a client if you obtained a better price for your trade than the AM client.

Exemption from Blackout Periods Prohibition:

     o    Transactions on the Side-by-Side/Blackout Period Exemption List, which may be  updated  from  time to  time.  Such  list  shall be based on a
          determination   that  neither  the  Employee   transaction,   nor  any
          transaction  by  Credit  Suisse  clients   (individually   or  in  the
          aggregate), would have a material impact on the price of the security.

D.   Initial Public Offerings No Employee may directly or indirectly acquire any security (or a financial  interest in any  security)  in an initial  public offering  in the  primary  securities  market,  unless the  acquisition  is pursuant to a separate non-institutional offering to members of the general public,  the securities  included in such offering cannot be offered to any
     Credit  Suisse  client and the Employee has  received  permission  from the
     Local LCD.

E.   Private  Placements  No  Employee  may  directly or  indirectly  acquire or dispose of any privately placed security (or any financial  interest in any privately  placed  security)  without the express prior written approval of
     Local LCD.  Approval will take into account,  among other factors,  whether the investment opportunity should be reserved for an AM client, whether the opportunity is being offered to the Employee because of his or her position with AM or as a reward for past  transactions  and whether  the  investment creates, or may in the future create, a conflict of interest.  Attachment A is a form to request such approval.

F.   Futures  Contracts No Employee may invest in futures contracts with respect to an individual security, but may invest in futures contracts with respect to indices, interest rates and commodity indices.

G.   Options No Employee  may write  (i.e.,  sell) any options on an  individual security,  except  for  hedging  purposes  and only if the  option is fully covered.  Employees  may write  options on indices and purchase  options on individual  securities and indices.  Please note that the purchase and sale of all options are subject to the Short-Term Trading  Prohibition  (Section
     VII.A.).

H.   Financial  Spread  Betting  No  Employee  may engage in  financial  "spread betting"

I.   Trading,   Hedging  and  Speculation  in  Credit  Suisse  Group  Securities
     Employees may trade CSG stock,  subject to applicable CSG policy on trading in CSG shares (see  Employee  Personal  Transaction  in Credit Suisse Group
     Securities  (Policy No.  GP-00101)) and may only hedge vested  positions in
     CSG stock through short sales or derivative  instruments.  Uncovered  short exposure,  through short sales or otherwise,  is not permitted  without the express prior written approval by Local LCD.

J.   Unlimited  Liability  Transactions/Short  Selling No Employee may engage in any transaction  with respect to an individual  issuer that can result in a liability  that is greater  than the amount  invested.  Accordingly,  short selling is only permitted to hedge an underlying  security position held by the Employee.

VIII. Reporting and Other Compliance Procedures

A.   Initial  Certification  Within 10 calendar days after the  commencement  of employment  with AM,  each  Employee  shall  submit to Local LCD an initial certification in the form of Attachment C to certify that:

     o    he or she has read and understood  this Policy and recognizes  that he or she is subject to its requirements;

     o    he or she has disclosed or reported all personal  securities  holdings
          (e.g.,  title,  number of shares,  principal amount) in which Employee has a direct or indirect financial interest (which information must be current as of a date no more than 45 days prior to the date the person becomes an Employee), including all Employee accounts; and

     o    he or she has  reported  the  name(s)  of each  person or  institution managing  any  Employee  account  (or portion  thereof)  for which the
          Employee  has no direct or  indirect  influence  or  control  over the investment or trading of the account.

As part of  orientation  for all new  Employees,  Local LCD shall notify all new
Employees  about the Initial  Certification  requirements.  The Human  Resources
("HR")  department  of the local AM  office  shall  notify  Local LCD of all new
Employees,  including full-time  consultants and long-term temporary workers and contractors on more than a six-month assignment.

B.   Annual  Certification  Each  Employee  shall  submit to Local LCD an annual certification  in the form of  Attachment  D every year to  certify,  among other things, that:

     o    he or she has read and understood  this Policy and recognizes  that he or she is subject to its requirements;

     o    he or she has complied with all requirements of this Policy; and he or she has disclosed or reported,  as of December 31st of the prior year,
          (a) all personal  securities  transactions  for the previous year, (b)
          all  personal  securities  holdings  (e.g.,  title,  number of shares, principal amount) in which Employee has a direct or indirect financial interest, including all Employee accounts, and (c) the name(s) of each person or  institution  managing  any  Employee  account  (or  portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

Employees  should comply with the initial and annual  reporting  requirements by submitting  account  statements  and/or  Attachment  E to Local LCD  within  the prescribed periods.

C.   Quarterly Reporting Each Employee shall submit the following  documentation
     (electronically  or  otherwise)  to Local LCD within 30 calendar days after the end of each calendar quarter:

     o    duplicate  copies  of   confirmations   of  all  personal   securities
          transactions,  if any,  and  copies  of  periodic  statements  for all
          Employee   accounts,   including   confirmations  and  statements  for
          transactions exempt from the Pre-Clearance Requirement;

     o    if an Employee account was first established during the quarter,  then the Employee  should report to Local LCD the following  information if not included in the  periodic  statement:  (i) name of  broker-dealer,
          (ii)  date on which  the  account  was  established,  and (iii) if the
          Employee  has no direct or  indirect  influence  or  control  over the investment  or trading of the  account,  the name(s) of each person or institution managing the account (or portion thereof); and

     o    if not included in the periodic  statements,  a transaction report for all  securities  that were  acquired or  disposed  of through  gift or acquired through inheritance.

Employees  may request their  broker-dealers  to provide such  documentation  on their behalf  (electronically or otherwise) to satisfy their quarterly reporting requirements.  If it is  impossible  for an  Employee  to submit  the  quarterly documentation  to submit to Local LCD within 30  calendar  days after the end of the calendar  quarter,  then the Employee shall submit a report  prepared by the
Employee to Local LCD containing the  information in such  documentation,  which shall include the date of the submission of the report.

Employees of non-U.S.  registered  investment  advisers  may, to the extent they desire, for the Quarterly Reporting obligation described in Paragraph A-C above, disclose  only the name of each  security  held and any  position  in which  the employee has a "significant interest." For purposes of this policy,  significant interest  shall  mean  the  lesser  of USD  $100,000  or 1% of the  shares/issue outstanding of a particular  security.  Employees of U.S. registered  investment advisers must comply in full with Paragraph C above.

IX.  Local LCD, Compliance Monitoring and Supervisory Review

A.   Local LCD may exempt any account or  transaction  from one or more  trading prohibitions or reporting provisions in writing under limited circumstances if the  transaction  or the  waiver of the  reporting  requirements  is not inconsistent  with the  purpose  of this  Policy and does not  violate  any applicable provisions of securities laws.

B.   Local LCD shall report  material  issues under this Policy  immediately  to
     both  the  Local   Management   Committee  (or  equivalent   body)  of  the
     corresponding AM office,  the Chief Compliance Officer of the funds advised by AM (the  "CCO"),  if any,  and the  Global  General  Counsel.  At  least annually,  Local LCD shall prepare a written report to the Local Management
     Committee (or equivalent body) of the  corresponding  Credit Suisse office, the Global General Counsel, the CCO and any other relevant recipient, that:

     o    describes  issues  that have arisen  under this Policy  since the last report,  including,  but not limited to,  material  violations  of the
          Policy or  procedures  that  implement  the Policy  and any  sanctions imposed in response to those violations; and

     o    certifies that the Local AM office has adopted  procedures  reasonably necessary to prevent Employees from violating the Policy.

X. Sanctions

Upon discovering that an Employee has not complied with the requirements of this
Policy, the AM Local or Global Executive  Committees (or equivalent bodies) may, subject  to  applicable  law or  regulation,  impose  on  that  person  whatever
sanctions  are  deemed  appropriate,   including  censure,   fine,  reversal  of
transactions,  disgorgement  of profits (by  donation  to charity of  Employee's choice where  permissible  under applicable  law),  suspension or termination of employment.

XI. Confidentiality

All  information  obtained  from  Employees  under this Policy  shall be kept in strict  confidence by AM, except that personal trading  information will be made available  to any  regulatory  or  self-regulatory  organization  to the  extent required  by  applicable  law or  regulation.  To the extent  permissible  under applicable law or regulation,  AM may also (i) make each Employee's  information available to the Employee's  manager(s),  the AM Local  Executive  Committee (or equivalent  body(ies))  and their  appointees,  and (ii)  make such  information available to the AM Global Executive Committee (or equivalent body(ies)) and any other  business  unit or legal entity of CSG,  including  any of its domestic or foreign subsidiaries or branches,  to consider violations of this Policy. To the extent  required by  applicable  law,  the sharing of such  information  will be subject  to a data  confidentiality  agreement  with the entity  receiving  such information.

XII. Conflict of Rules

Where an Employee works in an office of another CSG entity or in close proximity to staff from another CSG entity, Local LCD shall determine which policies apply to the Employee.

XIII. Further Information

Any questions regarding this Policy should be directed to Local LCD.

XIV. Approval and Entry into Force

The present Policy was approved by the Global Executive Committee in its meeting on March 31, 2004 and enters into force August 30, 2004.

                                                          Dated:  April 25, 2006

                                                                                    Appendix A
HOLDING PERIODS FOR U.S. REGISTERED ADVISERS
------------------------------------------------------------------------------- --------------
PRODUCT                                                                         HOLDING PERIOD
------------------------------------------------------------------------------- --------------
Equities
------------------------------------------------------------------------------- --------------
Common Stock                                                                    30 Days
------------------------------------------------------------------------------- --------------
Warrants                                                                        30 Days
------------------------------------------------------------------------------- --------------
Convertibles                                                                    30 Days
------------------------------------------------------------------------------- --------------
Options on single Stocks
------------------------------------------------------------------------------- - ------------
   Puts                                                                         30 Days
------------------------------------------------------------------------------- --------------
   Calls                                                                        30 Days
------------------------------------------------------------------------------- - ------------
Options
------------------------------------------------------------------------------- - ------------
Index                                                                           7 Days
------------------------------------------------------------------------------- - ------------
Currency                                                                        7 Days
------------------------------------------------------------------------------- --------------
Commodities                                                                     7 Days
------------------------------------------------------------------------------- --------------
Options on Futures                                                              7 Days
------------------------------------------------------------------------------- --------------
Interest Rates                                                                  7 Days
------------------------------------------------------------------------------- --------------
Bonds
------------------------------------------------------------------------------- --------------
Investment grade bonds                                                          7 Days
------------------------------------------------------------------------------- --------------
Non investment grade and/or linked to equity                                    30 Days
------------------------------------------------------------------------------- --------------
Municipals                                                                      30 Days
------------------------------------------------------------------------------- --------------
Futures
------------------------------------------------------------------------------- --------------
Futures on commodities, interest rates, currencies and indices                  7 Days
------------------------------------------------------------------------------- --------------
Mutual Funds
------------------------------------------------------------------------------- --------------
Mutual Funds (Open-End and Closed-End Funds)                                    30 Days
------------------------------------------------------------------------------- --------------
Broad-Based Exchange-Traded Funds and Broad-Based Index Mutual Funds (e.g.,     7 Days
non sector-specific indices, including but not limited to, CAC 40, S&P 500,
SMI or DAX)
------------------------------------------------------------------------------- --------------
Narrow-Based Exchange-Traded Funds and Narrow-Based Index Mutual Funds (e.g.,   30 Days
sector-specific indices)
------------------------------------------------------------------------------- --------------
Money Market Funds                                                              None
------------------------------------------------------------------------------- --------------

                                                                                   Appendix A-2
HOLDING PERIODS FOR NON-U.S. REGISTERED ADVISERS
------------------------------------------------------------------------------- ---------------
PRODUCT                                                                         HOLDING PERIOD
------------------------------------------------------------------------------- ---------------
Equities
------------------------------------------------------------------------------- ---------------
Common Stock                                                                    30 Days
------------------------------------------------------------------------------- ---------------
Warrants                                                                        30 Days
------------------------------------------------------------------------------- ---------------
Convertibles                                                                    30 Days
------------------------------------------------------------------------------- ---------------
Options on Single Stocks
------------------------------------------------------------------------------- ---------------
   Puts                                                                         30 Days
------------------------------------------------------------------------------- ---------------
   Calls                                                                        30 Days
------------------------------------------------------------------------------- ---------------
Options
------------------------------------------------------------------------------- ---------------
Index                                                                           7 Days
------------------------------------------------------------------------------- ---------------
Currency                                                                        7 Days
------------------------------------------------------------------------------- ---------------
Commodities                                                                     7 Days
------------------------------------------------------------------------------- ---------------
Options on Futures                                                              7 Days
------------------------------------------------------------------------------- ---------------
Interest Rates                                                                  7 Days
------------------------------------------------------------------------------- ---------------
Bonds
------------------------------------------------------------------------------- ---------------
Investment grade bonds                                                          7 Days
------------------------------------------------------------------------------- ---------------
Non investment grade and/or linked to equity                                    30 Days
------------------------------------------------------------------------------- ---------------
Municipals                                                                      30 Days
------------------------------------------------------------------------------- ---------------
Futures
------------------------------------------------------------------------------- ---------------
Futures on Single stocks                                                        30 Days
------------------------------------------------------------------------------- ---------------
Futures on commodities, interest rates, currencies and indices                  7 Days
------------------------------------------------------------------------------- ---------------
Mutual Funds
------------------------------------------------------------------------------- ---------------
Mutual Funds (Open-End and Closed-End Funds)                                    30 Days
------------------------------------------------------------------------------- ---------------
Broad-Based Exchange-Traded Funds and Broad-Based Index Mutual Funds (e.g.,     1 Day
non sector-specific indices, including but not limited to, CAC 40, S&P 500,
SMI or DAX)
------------------------------------------------------------------------------- ---------------
Narrow-Based Exchange-Traded Funds and Narrow-Based Index Mutual Funds          7 Days
(e.g., sector-specific indices)
------------------------------------------------------------------------------- ---------------
Money Market Funds                                                              None
------------------------------------------------------------------------------- ---------------

*    Please see local supplement for exemptions and clarifications.

                                                                    ATTACHMENT A

                              SPECIAL APPROVAL FORM

1.   The  following is a private  placement of securities  (or other  investment requiring special approval) that I want to dispose of or acquire:

  Name of Private Security,        Date to be         Amount to         Record         Purchase            How Acquired
   IPO or Other Investment          Acquired           be Held          Owner           Price             (Broker/Issuer)
----------------------------- ------------------- ----------------- -------------- --------------- --------------------------

----------------------------- ------------------- ----------------- -------------- --------------- --------------------------

----------------------------- ------------------- ----------------- -------------- --------------- --------------------------

----------------------------- ------------------- ----------------- -------------- --------------- --------------------------

----------------------------- ------------------- ----------------- -------------- --------------- --------------------------

2.   Are you aware of a client  of the Asset  Management  division  business  of
     Credit  Suisse  ("AM")  for  whom  this  investment  opportunity  would  be appropriate?

         ___ Yes  ___ No

3.   Is  this  investment  opportunity  being  offered  to you  because  of your position/employment with AM or as a reward for any transaction?

         ___ Yes  ___ No

4.   Would this investment  create, now or in the future, a conflict of interest with an AM client?

         ___ Yes  ___ No

5.   Will you have any type of management role with the issuer (General Partner,
     Director, etc...)?

         ___ Yes  ___ No

6.   I agree to promptly  notify the Legal and  Compliance  Department  should I become aware of a public offering of the securities.

         ___ Yes  ___ No

7.   If an IPO,  confirm  that the  offering  is a  separate,  non-institutional offering  to members of the  general  public,  and cannot be offered to any client of Credit Suisse client.

         ____Yes, I confirm         ___ No, I cannot confirm

I certify, as applicable,  that I (a) am not aware of any non-public information about  the  issuer,  (b) have  made all  disclosures  required  by the AM Global
Personal Trading Policy, and (c) will comply with all reporting  requirements of the AM Global Personal Trading Policy.

________________________________            _______________________________
Signature                                            Date

________________________________
Print Name

___ Approved
___ Not Approved

_______________________________             ______________________________
Local LCD                                            Date

                                                                    ATTACHMENT B
                  Personal Trading Pre-Clearance Form

This form should be filled out completely to expedite approval.

1.   Security: _________________________________________________

     Ticker: _________________________________________________

      ____ Purchase     ____ Sale

2.   Number of shares/bonds/units/contracts:

     ______________________________________

3.   Account Name/Short name:

     ______________________________________

4.   Bank/Brokerage Firm and Account Number:

     _____________________________________

5.   Are you aware of a client  of the Asset  Management  division  business  of
     Credit Suisse ("AM") for whom this investment opportunity is appropriate?

     ________________________________________________________________________

6.   Have you purchased or sold the security within two months of today?

     ____ Yes         _____ No

7.   Are you aware that:

     o    there is a "buy" or "sell" order pending for an AM client that has not yet been executed; or

     o    the security is being  considered for purchase or sale by or for an AM client.

         _____ Yes         ______ No

     If yes, please describe.

     ________________________________________________________________________

        [NOTE: LOCAL LCD STILL MUST COMPLETE REVIEW OF TRADING ACTIVITY]

8. Is the transaction on the Side-by-Side/Blackout Period Exemption List?

   ____ Yes         ______ No

I  certify  that I (a) am not  aware of any  non-public  information  about  the issuer, (b) have made all disclosures required by the AM Global Personal Trading
Policy and this trade  otherwise  complies with the AM Global  Personal  Trading
Policy,  including the  prohibition on investments in initial public  offerings, and (c) will comply with all reporting  requirements  of the AM Global  Personal
Trading Policy.

__________________________________          _______________________________
Signature of Employee               Date

__________________________________
Print Name
___ Approved

___ Not Approved

________________________________    ______________________________________
Local LCD                            Date - Valid this Business Day only.

                                                                    ATTACHMENT C
                              Initial Certification
I certify that:

     o    I have read and understood the Global  Personal  Trading Policy of the
          Asset Management division of Credit Suisse ("AM"),  which includes any applicable  local  supplement,  and recognize that I am subject to its requirements.

     o    I have disclosed or reported all personal securities holdings in which
          I have had a direct or  indirect  financial  interest,  including  all
          "Employee  accounts"  as  defined  in the AM Global  Personal  Trading
          Policy, as of the date I became an "Employee" of Credit Suisse. I have also reported the name(s) of each person or  institution  managing any
          Employee  account (or portion  thereof)  for which I have no direct or indirect  influence or control over the  investment  or trading of the account.

     o    I understand that Credit Suisse will monitor  securities  transactions and holdings in order to ensure compliance with the AM Global Personal
          Trading Policy.  I also understand that personal  trading  information
          will  be  made   available  to  any   regulatory  or   self-regulatory
          organization to the extent required by applicable law or regulation. I also understand that, to the extent  permissible  under applicable law or  regulation,  Credit  Suisse  may  also (i)  make  each  Employee's information  available  to the  Employee's  manager(s),  the AM  Local
          Executive  Committee (or equivalent  body(ies)) and their  appointees, and (ii) make such  information  available to the AM Global  Executive
          Committee (or  equivalent  body(ies))  and any other  business unit or legal  entity  of  CSG,  including  any of  its  domestic  or  foreign subsidiaries  or  branches,  to  consider  violations  of this  Global
          Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data  confidentiality agreement with the entity receiving such information.

     o    For the purpose of  monitoring  securities  transactions  and holdings information  under the AM  Global  Personal  Trading  Policy  only,  I confirm  that I will  (i)  provide  copies  of all  confirmations  and statements  subject to this Policy  and/or (ii) instruct all financial institutions to provide copies of all such  documents.  This covers my current  Employee  accounts  and  accounts  that will be opened in the future during my employment with Credit Suisse.

     o    I  understand  that any  circumvention  or  violation of the AM Global
          Personal  Trading  Policy  will  lead  to  disciplinary  and/or  legal actions, including dismissal.

     o    I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

________________________________            _______________________________
Signature of Employee                                         Date

_________________________________
Print Name

                                                                    ATTACHMENT D

                              Annual Certification
I certify that:

     o    I have read and understood the Global  Personal  Trading Policy of the
          Asset Management division of Credit Suisse ("AM"),  which includes any applicable  local  supplement,  and recognize that I am subject to its requirements.

     o    I have  complied  with  all  requirements  of the AM  Global  Personal
          Trading Policy in effect during the year ended December 31, 2___.

     o    I have  disclosed or reported all  personal  securities  transactions, including  all  personal  securities  transactions  in each  "Employee account,"  for the year  ended  December  31,  2___  and all  personal securities  holdings in which I had any direct or  indirect  interest, including holdings in each Employee account,  as of December 31, 2___.
          I have  also  reported  the  name(s)  of each  person  or  institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account, as of December 31, 2___.

     o    I understand that Credit Suisse will monitor  securities  transactions and holdings in order to ensure compliance with the AM Global Personal
          Trading Policy.  I also understand that personal  trading  information
          will  be  made   available  to  any   regulatory  or   self-regulatory
          organization to the extent required by applicable law or regulation. I also understand that, to the extent  permissible  under applicable law or  regulation,  Credit  Suisse  may  also (i)  make  each  Employee's information  available  to the  Employee's  manager(s),  the AM  Local
          Executive  Committee (or equivalent  body(ies)) and their  appointees, and (ii) make such  information  available to the AM Global  Executive
          Committee (or  equivalent  body(ies))  and any other  business unit or legal  entity  of  CSG,  including  any of  its  domestic  or  foreign subsidiaries  or  branches,  to consider  violations  of the AM Global
          Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data  confidentiality agreement with the entity receiving such information.

     o    For the purpose of  monitoring  securities  transactions  and holdings information  under the AM  Global  Personal  Trading  Policy  only,  I confirm  that I have (i)  provided  copies  of all  confirmations  and
          statements  subject  to  this  Policy,   and/or  (ii)  instructed  all
          financial  institutions to provide copies of all such documents.  This covers my current  Employee  accounts and accounts that will be opened in the future during my employment with Credit Suisse.

     o    I  understand  that any  circumvention  or  violation of the AM Global
          Personal  Trading  Policy  will  lead  to  disciplinary  and/or  legal actions, including dismissal.

     o    I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

________________________________            _______________________________
Signature of Employee                                Date

________________________________
Print Name

                                                                    ATTACHMENT E

      Asset Management division - Personal Securities Account Declaration

All  Employees  must  complete  each  applicable  item (1,2,3 and/or 4) and sign below.

1.   The following is a list of "Employee accounts":

     Bank/Broker/Dealer/ Fund Company            Account Title and Number
----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------

2.   The following is a list of "Employee accounts" that have been opened in the past year:

  Bank/Broker/Dealer/
     Fund Company             Account Title and Number          Date Opened
----------------------- --------------------------------- ----------------------

----------------------- --------------------------------- ----------------------

----------------------- --------------------------------- ----------------------

----------------------- --------------------------------- ----------------------

               3. The following is a list of "Employee  accounts" that have been closed in the past year:

      Bank/Broker/Dealer/
     Fund Company             Account Title and Number          Date Opened
----------------------- --------------------------------- ----------------------

----------------------- --------------------------------- ----------------------

----------------------- --------------------------------- ----------------------

----------------------- --------------------------------- ----------------------

4.   The  following  is a list  of any  other  securities  or  other  investment holdings  (securities acquired in a private placement or securities held in physical form) held in an "Employee account" or in which I have a direct or indirect  financial  interest (for  securities  held in accounts other than those disclosed in response to items 1 and 2):

Name of Private Security                          Amount            Record         Purchase           How Acquired
or Other Investment           Date Acquired       Held              Owner           Price            (Broker/Issuer)
--------------------------- ---------------- ---------------- ----------------- --------------- -------------------------

--------------------------- ---------------- ---------------- ----------------- --------------- -------------------------

--------------------------- ---------------- ---------------- ----------------- --------------- -------------------------

--------------------------- ---------------- ---------------- ----------------- --------------- -------------------------

--------------------------- ---------------- ---------------- ----------------- --------------- -------------------------

5.   I  do  not  have  a  direct  or   indirect   financial   interest   in  any
     securities/funds  Employee accounts or otherwise have a financial  interest in any  securities  or other  instruments  subject to the  Policy.  (Please initial.)

     _____________
     Initials

I declare that the information given above is true and accurate:

________________________________            _______________________________
Signature of Employee                                Date

_______________________________
Print Name

                   Side-by-Side/Blackout Period Exemption List

De Minimis Exception to Blackout Period Prohibition*

Employees  who purchase or sell 1000 shares or less of an issuer having a market capitalization  of  greater  than $2.0  billion  in a  transaction  or series of related transactions are exempt from the Blackout Period Prohibition.

Employees  who  purchase  or sell more than  1000  shares of an issuer  having a market  capitalization  in excess of $2.0 billion in a transaction  or series of related  transactions are exempt from the Blackout Period prohibition,  provided that all CS clients  purchase or sell less than 1000 shares  during the Blackout
Period.

The De Minimis exception applies to the Blackout Period Prohibition ONLY.

*    Local LCD may modify the exemption, provided that Local LCD determines that neither  the  Employee  transaction,  nor  any  transaction  by CS  clients
     (individually  or in the  aggregate),  would have a material  impact on the price of the  security,  subject to approval  by the CS AMD Global  General
     Counsel.

          Credit Suisse Asset Management (Australia) Limited ("CSAMA")
        Local Supplement to the Global Personal Trading Policy ("Policy")

The  application  of the Policy by Credit  Suisse Asset  Management  (Australia)
Limited is amended as outlined below:

Part IV- Trading Accounts

Employees  are  permitted to open an account with a broker  pre-approved  by the
Executive  Committee of CSAMA (the  "Executive  Committee").  To open an account with an Allowed  Broker,  the employee must complete an "Allowed  Broker Request
Form"  (available on LCD Intranet) and submit it to LCD for approval.  This form contains a list of the allowed brokers.

An  Employee  may  apply for an  exemption  from  this  requirement  but only in extenuating  circumstances.  An "Outside Broker Request Form"  (available on LCD
Intranet) must be completed and submitted to LCD who will forward the request to the Executive Committee for approval.  Such a request will not be granted unless the Employee has demonstrated a convincing  reason why he or she cannot maintain the account with an Allowed Broker.

Part V- Pre-Clearance Requirements

CSAMA Employees are not required to pre-clear  investments in the open-end funds advised by CSAMA that are domiciled in Australia.  CSAMA  Employees are required to use the Intranet based Pre-Trade  Clearance Form,  available on the CSAMA LCD website for all pre-approval to trade (this is in place of completing Attachment
B of the Policy).  In addition to LCD providing  pre-approval as per the Policy,
CSAMA's  approval  process also  requires the approval of a dealer and portfolio manager where the transaction does not meet the side-by-side  trading  exemption criteria below. Submission of the Intranet based form provides an email alert to the relevant  people  required to provide the  pre-trade  approval.  Approval or disallowance of the transaction will be forwarded to employees via email.  Valid approval is not deemed to be given until all three approvals have been provided.

Transactions  Exempt from the  Pre-Clearance  Requirement  includes share top-up plans  that are  offered  by an issuer to all  holders  or classes of holders of securities in the issuer.

Part VI- Conflicts/Disclosure of Interest

For clarification,  the disclosure of interests reporting requirement under Part
VI of the Policy is meant to capture instances where an employee is recommending or  effecting  a  securities  transaction  for a client  in a stock  where  such disclosure  should be made to ensure  any  conflicts  of  interest  are  managed appropriately.  Such  disclosure  may arise in, but would not be limited to, the following:

     o    An employee  holds stock as the result of a private  placement  and is acquiring shares for their clients in the issuer in the IPO;

     o    An employee has a significant  personal  holding in the stock in which they are about to transact in for their clients; or

     o    An employee has an associate (e.g.  relative or business partner) that holds a prominent  position in  relation  to the issuer  (e.g.  on the board of directors, significant personal holding)

Part VII - Trading Prohibitions

A.   Short-Term Trading

Exemptions  from  the  Short-Term  Trading  Prohibition  includes   transactions
undertaken for legitimate taxation purposes provided they are in writing and are approved by Legal and Compliance.

B. Side-by-side Trading.

Where a  securities  transaction  is for an amount  less than AUD 10,000 and the company has a market  capitalization  of AUD2bn or greater,  the  transaction is exempt from the Side-by-Side Trading prohibitions.

C. Blackout Periods.

Where a  securities  transaction  is for an amount  less than AUD 75,000 and the security  is  included  in the  S&P/ASX  200 Index,  it will be exempt  from the
Blackout Period prohibition.

D. Initial Public Offerings.

Employees  are only  able to  subscribe  for an  initial  public  offering  of a security by applying in the general  public  offering.  Employees are prohibited from  participating in an offering under any broker allocation (even in a retail offering).

    Credit Suisse Asset Management division, Switzerland ("AM, Switzerland")
        Local Supplement to the Global Personal Trading Policy ("Policy")

This supplement  outlines the special  procedures to be followed in Switzerland.
By signing the Initial Certification  (Attachment C) and the Personal Securities
Account  Declaration  form  (Attachment  E) you are  committed  to adhere to the
Policy and the Swiss Supplement.

Part I. Definitions

"Employee  accounts" - Employees only have to declare the securities accounts to which they have a power of attorney  AND on which they  intend to conduct  their personal securities  transactions.  By declaring these securities accounts,  the employee  certifies  that he will conduct his personal  securities  transactions exclusively on the declared  securities accounts and that he/she will not bypass this policy by conducting personal  securities  transactions on other securities accounts or by issuing recommendations,  advice, or instructions to relatives or third persons.

Part IV. Trading Accounts

Employees are encouraged to carry out their personal  account  trading through a securities  account  with a Credit  Suisse Group  affiliate (a "Group  Company")
where the policy can be monitored  directly  through the  existing  mainframe or routing system.

The  acceptance of a power of attorney by an employee of Credit Suisse  covering accounts of any Group Company employee  requires prior written  authorization by the department head and the Business Compliance Team.

The  employee  must  declare  all  accounts  covered by this  Policy  (including
e-trading  accounts  maintained at third banks,  e.g.,  SWISSQUOTE  etc.) to the
Business  Compliance  Team  using the  appropriate  Certification  and  Personal
Securities  Account  Declaration form (Attachment E) before any transactions may be  executed.  Employees  who do not have  accounts  covered by this policy must
confirm  this  fact  by  returning  the  signed  Personal   Securities   Account
Declaration form.

Part V. Pre-Clearance Requirements

Employees are not required to pre-clear investments in open-end funds advised by
Credit Suisse or any of its affiliates.

For  transactions  in  instruments   requiring   pre-approval  by  the  Business
Compliance  Team,  the  employee  may  send  his/her  request  through  the  FMS pre-clearance  form. In exceptional cases,  requests may also be made by calling the designated PA Trading Hotline number (+41 1 334 69 69).

Orders for  execution  may be placed  through the  ordinary  client  channels or self-entered through the WI01 mainframe  application.  Employees are not allowed to place orders  directly with employees at any other Group Company in charge of
executing   customer  or  proprietary   transactions  or  allocating  new  issue
subscriptions.

Granted  pre-clearances  are valid until the expiration of the underlying  order
(e.g.  end of trading day, end of month etc.) under the condition that the order will NOT be amended (price,  number of shares,  amount). In case a security will be put on the  restricted  list for personal  account  trading,  the employee is responsible for the immediate  cancellation of all his/her pending orders in the respective security.(1)

Part VII. Trading Prohibitions

A. Short-Term Trading

     o    Securities  can be sold  below  the  acquisition  price  prior  to the
          expiration   of   the   applicable   holding   period.   Pre-clearance
          requirements still apply.

     o    Compliance can grant exemptions from the applicable short-term trading rules in exceptional cases.

B. Side-by-Side Trading

C. Blackout Periods

The Side-by-Side  Trading and Blackout Period  exemptions will be granted if the transaction face value of the transaction is less than CHF 10'000 and the market capitalization  of the targeted issuer is greater than CHF 1.0 billion as of the business day on which the pre-clearance is requested.

Restrictions in Trading of Real Estate Products

Employees involved in the  management/administration  of AM real estate products
(mutual funds,  investment  companies etc.) are required to adhere to a blackout period (trading  prohibition) starting 1 month before and ending 1 day after the publication  of the year end closing of the  respective AM real estate  product.
Exemptions to this blackout period may be granted by Local LCD upon request.

The department head may extend this trading  prohibition  and/or limit appointed employees involved in price sensitive projects on trading.

LCD will  provide  a  regular  transaction  report  to the  department  head for monitoring purposes.

Bonus Shares

The  Bonus  Desk  executes  sales  instructions  only  in  connection  with  the redemption of an existing Lombard loan / credit. Such sales are subject to pre -
clearance  with  the  Business  Compliance  Team.  Unblocked  shares  have to be transferred  into the  employee's  ordinary  safekeeping  account  first  before executing any transaction.

Part VIII. Reporting and Other Compliance Procedures

Employees with securities accounts outside the HOST environment (e.g. SWISSQUOTE etc.) are required to provide a transaction  statement on a timely basis (i.e. 3 business days) after the execution by either  submitting  them  personally or by instructing  their  bank  to  send a copy of all  statements  of the  securities account directly to the following address:

   Credit Suisse
   Compliance Asset Management division, YCAS
   Giesshubelstrasse 30
   8070 Zurich

For all  securities  accounts  maintained on the HOST,  no separate  transaction statements are required.

C. Quarterly Reporting

     o    Disclosure  of  securities  holdings - If an  employee  is directly or indirectly holding a securities  position exceeding 1 % of a company's outstanding shares, he/she has to disclose the details of the position within 10 business days to Compliance.

     o    Employees maintaining securities accounts outside of the Credit Suisse
          HOST  environment  are  required  to  hand  in  a  securities  account statement  showing all transactions and positions  (including  details such as order date and time) within 10 business  days after the end of each quarter by either submitting them personally or instructing their bank  to  send  a copy  of the  statement  directly  to the  following address:

   Credit Suisse
   Compliance Asset Management division, YCAS
   Giesshubelstrasse 30
   8070 Zurich

     o    Regular  activity reports will be provided to your department head. On request,  the Business  Compliance Team will provide  department heads with additional employee personal account trading transaction details.

Part IX. Local LCD, Compliance Monitoring and Supervisory Review

For  the  purpose  of  monitoring,  supervision  and  verification,   designated
Compliance  staff has access to the securities  account and transaction  data of the AM Switzerland employees.

                  Credit Suisse Asset Management (France) S.A.
                     Credit Suisse Asset Management Gestion
        Local Supplement to the Global Personal Trading Policy ("Policy")

New Policy  presented  below  applies to all  employees of the Asset  Management division of Credit Suisse and describes the conditions under which employees may initiate stock market and financial transactions for their own account.

It applies to all Credit Suisse Asset  Management  (France) SA and Credit Suisse
Asset Management  Gestion  employees without  distinction.  Management took into account:

     -    The company's small number of employees (less than 50 at present),

     -    The fact that most of the  company's  employees  work in an  open-plan work space,

     -    The existence of an integrated  information system, that is accessible by all,  and  concluded  that  the  number  of  "sensitive"  employees affected  by the  Policy  could  not be  limited  to just a few  since everyone had access to investment management  information in their own particular area.

This Policy  cancels and replaces  procedure  PF030 dated  28/09/2001  governing stock market  transactions by employees.  It also  supplements  current internal compliance rules and directives as specified in the following documents:

     -    The Credit Suisse Group Code of Conduct;
     -    The Global Code of Conduct of the Asset Management  division of Credit
          Suisse;
     -    Procedure on the prohibition of insider trading;
     -    Procedure on mandates and non-professional appointments;
     -    Credit Suisse Asset Management (France)'s internal regulations.

This Policy is an appendix to the internal  regulations  of Credit  Suisse Asset
Management ( France) and shall comply with and be governed by applicable  French laws and regulations.

The  following  are  the  main  texts  governing  the  checks  on  stock  market transactions by employees of investment management companies:

     -    The French  Monetary  and  Financial  Code,  articles  533-4 and 533-6 relating to the rules of good conduct applicable to investment service companies;
     -    Regulation  AMF  relating to the rules of good conduct  applicable  to portfolio management for third parties;
     -    The  compliance  regulations  of the French  Association of Investment
          Managers.

Regarding checks on stock market  transactions by investment  management company employees,  the Regulation of French the French  Financial  Markets  Authorities
(AMF)  stipulates  in Article  322-21 the  following  obligations:  "The service provider  will  establish  internal  rules and  regulations  governing  personal
account   transactions  by  persons  appointed  to  the  business  of  portfolio management for third parties:

These rules must specify:

     -    the  conditions  under  which  such  persons  will be  able  to  trade financial  instruments  on their personal  account in compliance  with articles 2.3 and 14-17 of the present regulations;

     -    the system of checks  established  by the  service  provider to ensure transparency  whatever the domiciliation of security  accounts;  - the obligations of such persons to prevent  unwarranted  dissemination  or misuse of confidential information."

Part VII - Trading Prohibitions

B. Side-by-Side Trading/Blackout Periods

The Side-by-Side  Trading and Blackout Period  exemptions will be granted if the transaction  value is less than EUR 6,000 and the market  capitalization  of the targeted  issuer is greater than EUR 2.0 billion as of the Business Day on which the pre-clearance is requested.

Part VIII. Reporting and Other Compliance Procedures

Regarding checks on bank accounts,  it is stipulated that in accordance with the applicable regulations, only accounts held by employees or accounts held jointly with an employee are governed by the present policy.

On the notion of "security  accounts"  Credit Suisse France is not authorised to run accounts  and all employee  security  accounts  must  therefore be held with other companies.  All employee security accounts must be declared to the Legal &
Compliance  department by completing  the required form  (APPENDIX E) before any transactions may be executed.  Employees who do not hold any accounts covered by this procedure must confirm this by signing the  appropriate  form and returning it to the Legal & Compliance department.

The Legal & Compliance  department  is available  to answer any  questions  from employees or discuss any necessary  changes that may arise from the  application of this procedure.

   Credit Suisse Asset Management (Deutschland) GmbH ("Credit Suisse Germany")
        Local Supplement to the Global Personal Trading Policy ("Policy")

This supplement  outlines the additional  requirements for Credit Suisse Germany to cover all requests expected by Auditors / Regulators.

Part IV. Trading Accounts

Account opening requires prior written authorization by LCD.

The  acceptance  of a power of attorney by an employee  requires  prior  written authorization by LCD.

An  account,  for  which a  power  of  attorney  is  granted  just in case of an emergency  ("Notvollmacht"),  must  not be  disclosed  as long as the  power  of attorney is not being made used.

Part V. Pre-Clearance Requirements

For transactions in instruments requiring  pre-approval by LCD, the employee may send  his/her  request  by  e-mail or by fax  (...75381888).  The  original  Pre
Clearance Form as to be provided the following business day.

Part VIII. Reporting and Other Compliance Procedures

The  employee  must  disclose  all  accounts  covered by this Policy  (including
e-trading  Accounts),  to  LCD  using  the  appropriate  Credit  Suisse-Personal
Securities  Account  Declaration Form (Attachment E) before any transactions may be executed.

Employees who do not have accounts covered by this policy (safekeeping accounts)
must confirm this fact by returning the signed Form.

Employees are required to provide each  transaction  statement on a timely basis after the execution by  instructing  their bank to send a copy of all statements of account directly to LCD.

All transactions  shall have a wealth formation  orientation,  not a speculative one.

                Credit Suisse Asset Management Limited ("CSAML")
        Local Supplement to the Global Personal Trading Policy ("Policy")

Credit  Suisse  Asset  Management  Limited  (hereafter  "CSAML") has adopted the revised AM Global  Personal  Trading  Policy as its  company's  policy  with the approval of CSAML's Board of Directors on April 28, 2006, on the condition  that this revised local  supplement takes effect at the same time. On March 30, 2007,
CSAML's  Board of  Directors  has  approved  to  revise  this  Local  Supplement effective  immediately in accordance  with the  instruction  from the Investment
Trusts Associations in Japan.

I. Definitions

The  term  "transactions  of  equity  security  etc."  in this to the AM  Global
Personal  Trading Policy shall include (i)  purchase/sale  transactions,  margin trades,  and  derivatives  transactions  (such  as  futures,  options  etc.)  of domestic/foreign equities, rights/bonds etc. to be converted into equities, such as  warrants,  convertible  bonds,  except for the ones vested by the Company as remunerations/bonuses  etc.,  such as stock options,  and (ii)  acquisition  via
IPO/PO, and (iii) transactions related to "equities cumulative investment scheme
(Rui-tou)" and "Mini-Kabu".

[.....transactions of equity serurity
 etc. ................................)

II. Statement of General Principles

More Strict Principles for Specified Employees

CSAML  full-time  Board  Members,  full-time  Statutory  Auditor,  and employees
registered  with  Kanto  Finance  Bureau/FSA   (Financial  Services  Agency)  as
portfolio managers,  traders, or analysts under the Law pertaining to Securities
Investment  Advisory  Business  or  the  Law  concerning  Investment  Trust  and
Investment Companies (hereafter  "Specified Employee") and the family members of the Specified Employee within the same household are required to comply with all the following principles of the Japan Securities Investment Advisors Association
(IA  Association) as well as of the Investment  Trusts  Association in Japan (IT
Association)  in case of  "transactions  of equity  security  etc.  (as  defined above)":

     o    the  purpose  of  equity  security  etc.  trading  must be "long  term investment" (IA Association);

     o    the  purpose  of  equity  security  etc.  trading  must not be to seek
          "speculative interest" (IT Association);

     o    action  to  take  precedence   over  the  Client   benefit,   such  as
          Front-running is strictly prohibited (IT Association);

     o    an  employee  must  have  an  intent  to  hold  the  purchased  equity securities for six months or more under the normal market  environment
          (IA Association);

     o    in case where a Specified  Employee and his/her  family  member within the same  household  would  purchase the same  securities on different days,  the minimum  holding  period  shall be  reckoned  from the last purchase date within the household (IT Association);

     o    in case of the purchase of the "equities cumulative  investment scheme
          (Rui-tou)",  the minimum  holding  period  shall be reckoned  from the initial subscription date (IT Association).

When a Specified  Employee submits a Personal Trading  Pre-Clearance  Form for a sale of equity  security  etc.,  which he or she purchased  less than six months ago, he or she is required to write the reason on the  supplemental  form why he or she has to sell them  notwithstanding the initial intent to hold for at least six months. [Appendix-1: Supplemental Form for Specified Employees]

IV. Trading Accounts

CSAML  Employees  may maintain  personal  trading  accounts  with any brokers or banks.

Employees  are  required to send  duplicate  copies of all  statements  of their personal trading accounts received from brokers or banks to LCD by themselves.

V. Pre-Clearance Requirements

CSAML Employees should use the "Form Management System  (hereafter  "FMS")" when they submit a pre-clearance request to LCD, not "Attachment B" as referred to in the global policy.

If the requestor for the  pre-clearance  is an Employee in LCD, his/her personal trading shall be examined and approved/rejected by another Employee in LCD.

Specified  Employee  shall  pre-clear  his/her trades not only with LCD but also with his/her  supervisor  (normally  Dept Head. But if the applicant is the Dept
Head or the above, the approver shall be his/her  reporting Board member. If the applicant is a Statutory  Auditor,  the approver shall be the President.  If the applicant is the President,  the approver  shall be COO.).  Due to the technical limitation,  whenever LCD receives  the  pre-clearance  request from a Specified
Employee via "FMS",  LCD shall  forward the "FMS  pre-clearance  request" to the applicant's  supervisor.  Both the  supervisor  and LCD shall  examine the items defined separately and approve/reject the request.  Upon receipt of the feedback from the  supervisor,  LCD completes the  pre-clearance  process and returns the feedback to the Specified Employee via FMS.

When a Specified  Employee  trades the "equities  cumulative  investment  scheme
(Rui-tou)", he/she shall pre-clear with LCD for the following occasions.

     o    Account  opening  for  the  "equities  cumulative   investment  scheme
          (Rui-tou)".
     o    Change the  contract of the  "equities  cumulative  investment  scheme
          (Rui-tou)",  such as change of  investment  amounts,  securities,  and stop/re-start of cumulative investment.
     o    Sales of the "equities cumulative investment scheme (Rui-tou)".

VII. Trading Prohibitions

Blackout Periods for CSAML's Specified Employees

     o    Blackout Periods for CSAML's  Specified  Employees are extended to the period from five business days before  through  "three"  business days after Client trades in the security.

     o    In case where Portfolio  Manager needs to trade the securities,  which were  traded in his/her  (and/or  his/her  family  member's)  personal account(s), for Client assets during three business days after his/her personal trading, Portfolio Manager shall obtain the confirmation from
          LCD in advance.  (Exemption is applied for the trades of the "equities cumulative investment scheme (Rui-tou)".)

Side-by-Side  /  Blackout  Period  Exemption  List  for  CSAML's   Non-Specified
Employees

     o    Market  capitalization:  at least JPY 200 billion or USD 2 billion and employee  purchase/sale within JPY 1 million or USD 10,000;

     o    There is no  Side-by-Side  /  Blackout  Period  exemption  applied  to
          Specified Employees.

Other  Trading  Prohibitions  for   Analysts/Portfolio   ManagersOther   Trading
Prohibitions for Analysts/Portfolio Managers

     o    Transactions  of  securities  issued  by the  Company  (including  its affiliated companies), which an Analyst/Portfolio Manager is in charge of research/analysis are prohibited.

VIII. Reporting and Other Compliance Procedures

A. Initial Certification

Employees  are  required  to  disclose  or  report  to LCD  all  their  personal securities  holdings  within  30 days  after  the  commencement  of  employment, regardless of the due-date (within 10 days) stipulated in the Global Policy.

If an  Employee is not able to submit  duplicate  copies of the  statements  for their personal  trading  account(s)  which are not older than 45 days,  together with  his/her  Certification,  the  available  latest  ones will be  acceptable, provided  that no  transactions  have been made  since  the  issue-date  of such statements  and the Employee  certifies that this is the case in writing on such statements.

B.   Annual Certification

CSAML  Employees  should  submit  their  annual   certification  via  the  "Form
Management System", unless he/she must use "Attachment D" and "Attachment E".

C.   Immediate Reporting of the Executed Transactions

CSAML's  Specified   Employee  is  required  to  report  his/her  each  executed transaction to LCD without delay, without waiting for quarterly  reporting.  And as soon as Specified  Employee obtains each trade  confirmation  from Broker(s), the copy of such confirmation shall be submitted to LCD.

IX. Local LCD, Compliance Monitoring and Supervisory Review

C.   Status of the Immediate Reporting of the Executed Transactions

LCD shall conduct post-trade  Compliance monitoring in order to confirm there is no  breach  of  the  above  "VII.  -  Blackout  Periods  for  CSAML's  Specified
Employees".

X. Sanctions

What  sanction is to be imposed in the event of breach of the Global  Policy and
for  this  Local   Supplement  shall  be  discussed  at  a  meeting  of  CSAML's
Disciplinary Committee and determined in accordance with CSAML Employment Rules.

XII. Conflict of Rules

Triple  Hatted  employees  must comply  with not only the Global  Policy and its supplement but also CSJL's Employee Personal Account Trading Policy.

XIII. Further Information

A. Retention Period

LCD shall retain the records related to personal trading,  including the records of pre-clearance  examination and its  approval/rejection,  any breaches and its follow-ups,  at  least  for  five  years  after  resignation/retirement  of each employee.

Enforced as of June 1, 2004
Revised as of January 27, 2005
Revised as of May 1, 2006
Revised as of March 30, 2007 (to incorporate the instruction from IT Association)

                                                                      APPENDIX 1

                    Supplemental Form for Specified Employees
                  [Personal Trading Pre-Clearance Request Form]

When a specified  employee requests  pre-clearance of transactions for a sale of equity  security etc.,  which he or she purchased less than six months ago, this form must be filled out and submitted to LCD as well as submitting  the Personal
Trading Pre-Clearance Request Form via FMS.

Name:    _______________________

Type of Specified Employee:
___      full-time board member or statutory auditor
___      employee registered with Kanto Finance Bureau/FSA

------------ ---------- ---------- -------------------- -------------------------- ------------------- ----------------
Trade Type   No. of      Ticker       Security Name            Broker Name              Acct No.          Acct Name
             Shares
------------ ---------- ---------- -------------------- -------------------------- ------------------- ----------------
Sell
------------ ---------- ---------- -------------------- -------------------------- ------------------- ----------------

[For sale of equity securities]

(1)  When did you purchase this equity security etc.?
    Purchase date: _______________

(2)  If you are proposing to sell the equity  security etc.  purchased less than six months ago, please write the reason why you have to sell them now:

I had an  intent  to hold  for at least  six  months  at the  time of  purchase, however, (write here)

Signature:                                   Date:
[Print]

                Credit Suisse Asset Management SIM S.p.A (Italy)
               Credit Suisse Asset Management Funds S.p.A. (Italy)
        Local Supplement to the Global Personal Trading Policy ("Policy")

Part VII - Trading Prohibitions

A. Short-Term Trading

Exemptions from the Short-Term Trading Prohibition  include  transactions for CS funds  of less  than EUR  10,000  and  transactions  undertaken  for  legitimate taxation  purposes  provided  they are in writing and are  approved by Legal and
Compliance.

B. Side-by-Side Trading/Blackout Periods.

The Side-by-Side  Trading and Blackout Period  exemptions will be granted if the transaction  value is less than EUR 5,000 and the market  capitalization  of the targeted  issuer is greater than EUR 2.0 billion as of the Business Day on which the pre-clearance is requested.*

  Credit Suisse Asset Management Fund Service (Luxembourg) S.A. ("Credit Suisse
 Luxembourg") Local Supplement to the Global Personal Trading Policy ("Policy")

The application of the Policy by Credit Suisse Luxembourg is amended as outlined below:

Part IV. Trading Accounts

In accordance with applicable regulations,  only securities accounts held by the employee in its own name,  jointly with another person (e.g.  wife/husband),  in the name of the employee's  minor children or accounts for which the employee is granted a power of attorney are governed by the present policy.

As Credit Suisse Luxembourg is not keeping securities  accounts according to the
Policy all employee accounts must held with other  banks/brokers.  Each employee must disclose all existing  securities  accounts (as defined  above) to Business
Compliance using the Personal Securities Account Declaration  (available on LAN)
before any  transactions  may be executed.  Employees  who do not have  accounts covered by the present policy must confirm this by signing the appropriate  form and returning it to Business Compliance.

Part V.  Pre-Clearance Requirements

In addition to transactions in instruments  mentioned in the Policy under clause
V.,  sub-section   "Securities   Subject  to  the  Pre-Clearance   Requirement",
purchases,  conversions and sales of units/shares of investment  funds for which
Credit Suisse Luxembourg acts as Central  Administration require pre-approval by
Business  Compliance.  For such  transactions  the  employee  shall send his/her request to Business  Compliance  via email to "Lux,  Employee  Trading Rules" by using the Pre-Trade Clearance Form (available on LAN).

VIII. Reporting and Other Compliance Procedures

For the reporting Business  Compliance will at each calendar quarter request all employees  to submit  either  duplicate  copies  of  trading  confirmations  and
periodic  account   statements,   or  the  completed  Quarterly  Reporting  Form
(available on LAN) including the before-mentioned compulsory statements. Even if no securities  transactions  have been executed in the preceded calendar quarter and/or no securities holdings exist, the employee has to submit by the same date with a negative confirmation.

Investments  in  individual   pension  insurance   contracts   deductible  under
Luxembourg tax legislation  ("Contrat de prevoyance  vieillesse") do not need to be reported. The same applies to investment funds qualifying as investment funds under Luxembourg "Loi Rau" provided they have been bought before 1 January 2005.

*    Local LCD may modify the exemption,  provided that the Local LCD determines that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security,  subject to approval by the Credit Suisse Global
     General Counsel.

(1)  Upon  the   implementation   of  an  Order  Management  System  (OMS),  the
     aforementioned pre-clearance procedure will not longer be applicable